EXHIBIT 99.1
Talend Reports Fourth Quarter and Fiscal Year 2020 Financial Results
Record quarterly revenue of $78.9 million
Record Cloud ARR of $108.5 million, up 101% year-over- year

Redwood City, Calif., February 10, 2021 - Talend (NASDAQ: TLND), a global leader in data integration and data integrity, announced today financial results for the fourth quarter ended December 31, 2020.

Fourth Quarter 2020 Financial Results:
•Total revenue of $78.9 million, up 17% year-over-year
•Annual Recurring Revenue (“ARR”) of $288.7 million, up 19% year-over-year or 15% on a constant currency basis
•Cloud ARR of $108.5 million, up 101% year-over-year or 95% on a constant currency basis
•Subscription revenue of $71.8 million, up 20% year-over-year or 17% on a constant currency basis
•GAAP operating loss of $16.5 million
•Non-GAAP operating loss of $1.4 million
•Dollar-based net expansion rate of 107% on a constant currency basis

“We finished 2020 with strong fourth quarter results. Cloud ARR grew 101% over the prior year to $108.5 million, exceeding our target,” said Christal Bemont, Chief Executive Officer of Talend. “Our results are a reflection of our team’s continual execution on the go-to-market initiatives which I laid out one year ago. We continued to advance Talend’s position as a strategic business partner by providing our customers with trusted data they can run their businesses on. In 2020 we had tremendous success against the goals we laid out, and we believe we have laid the foundation for the next phase in our transformation to a high-growth cloud company.”

Recent Business Highlights:
•Total customer count crossed 6,000 with over 4,250 cloud customers
•Opened second cloud data center in Europe to support Stitch customer growth and enable European customers to meet GDPR compliance
•Expanded Snowflake partnership with the availability of Talend Data Fabric, including Talend Trust Score, in Snowflake Partner Connect
•Surpassed 1,000 joint customers with Snowflake
•Achieved AWS Migration Competency Status and AWS Outposts Ready Designation
•Hosted our first-ever Virtual Investor Day to discuss the company’s vision, go-to-market strategy, market opportunities, and financial outlook
•Appointed Elissa Fink and Ryan Kearney to the Board of Directors

Financial Guidance:

The table below summarizes our guidance for the first quarter and full year of 2021.

	Q1 2021	FY 2021
Total Revenue	$77.5 million - $78.5 million	$327.0 million - $329.0 million
Non-GAAP Operating Loss	($8.0) million - ($7.0) million	($26.0) million - ($24.0) million
Non-GAAP Net Loss	($8.8) million - ($7.8) million	($29.1) million - ($27.1) million
Non-GAAP Net Loss Per Share	($0.27) - ($0.24)	($0.89) - ($0.83)
Basic and Diluted weighted average shares	32.3 million shares	32.9 million shares

In addition, for the full year 2021, free cash flow is expected to be in the range of ($20.0) million to ($15.0) million and Cloud ARR is expected to be $160.0 million. Please note Cloud ARR guidance will not be updated throughout the year, but updates on progress will be disclosed each quarter.

Talend’s outlook assumes foreign exchange rates as of January 31, 2021. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of the future costs and expenses for which the company adjusts, the effect of which may be significant.

These statements are forward-looking and actual results may differ materially. Refer to the section under the heading “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially. An explanation of non-GAAP financial measures and key business metrics is included below under the heading “Non-GAAP Financial Measures and Key Business Metrics.”

Conference Call Information:

Talend will host a conference call and live webcast for analysts and investors at 4:30 p.m. Eastern Time on February 10, 2021.

Parties in the United States and Canada can access the call by dialing (866) 248-8441, using conference code 4015460. International parties can access the call by dialing +1 (323) 289-6576, using conference code 4015460.

The webcast will be accessible on Talend’s investor relations website at https://investor.talend.com for one year. A telephonic replay of the conference call will be available through February 15, 2021. To access the replay, parties in the United States and Canada should call (888) 203-1112 and enter conference code 4015460. International parties should call +1 (719) 457-0820 and enter conference code 4015460.

Non-GAAP Financial Measures and Key Business Metrics:

Our consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”). This press release contains financial measures that are not calculated in accordance with GAAP. Our management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also present non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP net loss, and non-GAAP net loss per share. These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, operating loss, net loss, net loss per share, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results because we consider them to be important supplemental measures of our performance. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our fiscal fourth quarter 2020 results included in this press release.

Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP net loss, and non-GAAP net loss per share are exclusive of certain items not related to our ongoing core operating results as viewed by management and thereby facilitate management’s review of the comparability of our core operating results on a period-to-period basis. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to providing meaningful supplemental information regarding operating performance, these measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies.

There are material limitations associated with the use of non-GAAP financial measures because they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. The definitions of our non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may utilize metrics that are not similar to ours. To compensate for these limitations, we analyze current and future results on a GAAP basis as well as a non-GAAP basis and provide specific information regarding the GAAP items excluded from these non-GAAP financial measures.

In calculating the above non-GAAP financial measures, management specifically adjusted for the following excluded items:

1)Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as they represent expenses that do not require cash settlement from us.

2)Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
3)Other expenses. We excluded from our non-GAAP results the expenses which are related to reorganization costs associated with the hiring and separation from employment of certain executive officers of $1.1 million for the twelve months ended December 31, 2020, as well as the reorganization of our business model in emerging markets of $0.7 million for the twelve months ended December 31, 2020. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We also excluded from our non-GAAP results the amortization of debt discount and debt issuance costs resulting from issuance of the 1.75% Convertible Senior Notes due September 1, 2024 of $1.4 million and $5.3 million for the three and twelve months ended December 31, 2020, respectively. These expenses are non-cash charges and are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

In addition, we calculate and present the following non-GAAP financial measures and key business metrics:

1)Free cash flow is a non-GAAP measure defined as net cash from (used in) operating activities less cash used in investing activities for acquisition of property and equipment. We believe the disclosure of free cash flow provides useful information to understanding and evaluating our core operating performance and trends.
2)Subscription revenue growth on a constant currency basis is a non-GAAP measure that represents subscription revenue adjusted to exclude foreign currency effects. Subscription revenue on a constant currency basis is calculated by applying the average monthly currency rates for each month in the comparative period to the corresponding month in the current period. We believe the disclosure of subscription revenue in constant currency provides useful supplementary information to investors considering potential significant fluctuations in currency rates.
3)Annual Recurring Revenue (“ARR”) is a key metric defined as the annualized recurring value of all active contracts at the end of a reporting period. ARR includes subscriptions for use of on-premise based products and SaaS offerings and excludes original equipment manufacturer ("OEM") sales. Both multi-year contracts and contracts with terms less than one year are annualized by dividing the total committed contract value by the number of months in the subscription term and then multiplying by twelve. Management uses ARR to monitor the growth of our subscription business. We believe the disclosure of ARR provides investors greater clarity into our results given it is not affected by revenue recognition differences between our on-premise and cloud-based offerings, accounting changes, or contract duration.
4)Cloud Annual Recurring Revenue (“Cloud ARR”) is a key metric defined as the annualized recurring value of all active cloud-based subscription contracts at the end of a reporting period and excludes OEM sales. Both multi-year contracts and contracts with terms less than one year are annualized by dividing the total committed contract value by the number of months in the subscription term and then multiplying by twelve. Management uses Cloud ARR to monitor the growth of our cloud subscription business. We believe providing the metric enables investors to better understand our shift to cloud.
5)Dollar-based net expansion rate is a key metric calculated by dividing our recurring customer revenue by our base revenue. We define base revenue as the subscription revenue we recognized from all customers during the four quarters ended one year prior to the date of measurement. We define our recurring customer revenue as the subscription revenue we recognized during the four quarters ended on the date of measurement from the same customer base included in our measure of base revenue, including revenue resulting from additional sales to those customers. The analysis excludes revenue derived from our OEM sales. Management monitors this as an indicator of the stability of our revenue base and the long-term value of our customer relationships. Likewise, we believe the disclosure of dollar-based net expansion rate provides similarly useful information to investors.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “likely,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or other similar terms or expressions or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, the quotations of management, our anticipated operating results for the 2021 first quarter and fiscal year, our prospects for future growth, and our transformation to a high-growth cloud company. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to inherent risks, uncertainties and changes in circumstance that are difficult or impossible to predict. Consequently, you should not rely on these forward-looking statements. Actual outcomes and results may differ materially from those expressed or implied by these forward-looking statements as a result of such uncertainties, risks, and changes in circumstances, including, without limitation, general economic conditions, including the impact on economic conditions of the novel coronavirus (“COVID-19”) pandemic; the impact of COVID-19 on demand for our solutions, and our business, operations, customers, third-party partners and employees; our ability to continue to deliver and improve our products and successfully develop new products; customer acceptance and purchase of our existing products and new products, including conversion of leads to sales; our ability to successfully transition to the cloud; the impact of the transition to cloud-based offerings on our professional services revenue; our ability to retain and increase sales to existing customers and generate new customers; market demand for data integration and integrity solutions; the growth of the market for cloud-based offerings; interruptions or performance problems associated with our technology and infrastructure; competition from other products and services; the length and predictability of our sales cycle; our ability to deliver high-quality customer support; any security incidents or breaches or perceptions of security incidents or breaches; our ability to hire, train, and retain highly skilled and qualified employees, including senior-level managers, engineers, and our ability to expand and train our sales force; the performance of our channel partners; our success in sustaining and expanding our international business; our ability to generate significant volumes of sales leads from digital and virtual marketing efforts; the seasonality of our business; our ability to protect our intellectual property, including trade secrets, patents and copyrights; costs resulting from any claim of infringement or other violations by us of another party’s intellectual property rights; our ability to comply with government laws and regulations; natural, man-made and other disasters, including pandemics; and general market, political, economic and business conditions, including the fluctuation of foreign currency exchange rates and exposure to political, economic and social events in France, the United States, United Kingdom, China and other jurisdictions in which we operate and have customers.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, and the foregoing list of factors is not exhaustive. Additional risks and uncertainties that could affect our financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our most recent filings with the Securities and Exchange Commission, including our most recently filed report on Form 10-K and subsequent filings. Our SEC filings are available on the Investor Relations section of our website at https://investor.talend.com and the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not undertake, and specifically disclaim, any obligation to update any forward-looking statements provided to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.

About Talend
Talend (NASDAQ: TLND), a leader in data integration and data integrity, enables every company to find clarity amidst the data chaos.

Talend is the only company to bring together in a single platform all the necessary capabilities that ensure enterprise data is complete, clean, uncompromised, and readily available to everyone who needs it throughout the organization. With Talend, organizations are able to deliver exceptional customer experiences, make smarter decisions in the moment, drive innovation, and improve operations.

Over 6,000 customers across the globe have chosen Talend to find clarity in their data. Talend has been recognized as a leader in its field by leading analyst firms and industry publications. For more information, please visit www.talend.com and follow us on Twitter: @Talend.

Investor Contact:
Damaari Drumright
Vice President, Treasury and Investor Relations
ddrumright@talend.com
650-667-5160

Media Contact:
Chris Taylor
Vice President, Corporate Communications
Ctaylor@Talend.com
650-268-5024

TALEND S.A.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue
Subscriptions	$71,756	$59,615	$259,535	$217,047
Professional services	7,156	7,839	27,936	30,814
Total revenue	78,912	67,454	287,471	247,861
Cost of revenue
Subscriptions	10,584	8,474	38,108	32,256
Professional services	5,975	6,699	25,040	28,624
Total cost of revenue	16,559	15,173	63,148	60,880
Gross profit	62,353	52,281	224,323	186,981
Operating expenses
Sales and marketing	42,082	35,587	160,552	138,015
Research and development	19,094	16,030	69,503	63,017
General and administrative	17,662	10,282	65,110	44,473
Total operating expenses	78,838	61,899	295,165	245,505
Loss from operations	(16,485)	(9,618)	(70,842)	(58,524)
Interest income (expense), net	(2,092)	(1,903)	(7,882)	(2,540)
Other income (expense), net	(488)	(67)	(285)	(256)
Loss before benefit (provision) for income taxes	(19,065)	(11,588)	(79,009)	(61,320)
Benefit (provision) for income taxes	(525)	(101)	(573)	(149)
Net loss	$(19,590)	$(11,689)	$(79,582)	$(61,469)

Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.61)	$(0.38)	$(2.52)	$(2.01)

Weighted-average shares outstanding used to compute net loss per share attributable to ordinary shareholders:	31,876	30,886	31,535	30,563

TALEND S.A.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	December 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$162,855	$177,075
Accounts receivable, net of allowance for doubtful accounts*	95,967	82,952
Contract acquisition costs	12,771	10,695
Other current assets*	11,150	9,832
Total current assets	282,743	280,554
Non-current assets:
Contract acquisition costs	26,889	22,050
Operating lease right-of-use assets	35,987	27,821
Property and equipment, net	9,273	5,348
Goodwill	50,294	49,744
Intangible assets, net	9,236	14,018
Other non-current assets	5,308	4,382
Total non-current assets	136,987	123,363
Total assets	$419,730	$403,917
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,760	$4,439
Accrued expenses and other current liabilities	46,720	41,182
Contract liabilities - deferred revenue, current	160,215	142,616
Operating lease liabilities, current	4,798	5,047
Short-term debt	—	227
Total current liabilities	214,493	193,511
Non-current liabilities:
Deferred income taxes	345	768
Other non-current liabilities	2,197	1,137
Contract liabilities - deferred revenue, non-current	12,590	17,807
Operating lease liabilities, non-current	33,251	24,252
Long-term debt	148,129	130,490
Total non-current liabilities	196,512	174,454
Total liabilities	411,005	367,965

STOCKHOLDERS' EQUITY
Ordinary shares, par value €0.08 per share; 32,010,526 and 31,017,268 shares authorized, issued and outstanding, respectively	3,295	3,205
Additional paid-in capital	366,508	309,988
Accumulated other comprehensive income	(2,941)	1,107
Other reserves	—	207
Accumulated losses	(358,137)	(278,555)
Total stockholders’ equity	8,725	35,952
Total liabilities and stockholders’ equity	$419,730	$403,917

(*) Balance as of December 31, 2019 has been revised to reflect a reclassification of unbilled revenue between other current assets and accounts receivable, net.

TALEND S.A.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss for the period	$(79,582)	$(61,469)
Adjustments to reconcile net loss to net cash (used in) from operating activities:
Depreciation	3,421	2,779
Amortization of intangible assets	5,050	5,295
Amortization of debt discount and issuance costs	5,341	1,534
Amortization of contract acquisition costs	12,120	10,392
Non-cash operating lease cost	6,763	5,856
Unrealized (gain) loss foreign exchange	446	617
Accrued interest on convertible debt	2,796	806
Share-based compensation	47,593	33,792
Income tax for the period	573	149
Changes in operating assets and liabilities:
Accounts receivable	(8,625)	(14,782)
Contract acquisition costs	(17,802)	(16,130)
Other assets	(1,552)	(1,616)
Accounts payable	(1,810)	(1,286)
Accrued expenses and other current liabilities	816	5,758
Contract liabilities - deferred revenue	5,233	19,729
Operating lease liabilities	(6,690)	(5,941)
Net cash used in operating activities	(25,909)	(14,517)
Cash flows from investing activities:
Acquisition of property and equipment	(6,828)	(2,191)
Net cash used in investing activities	(6,828)	(2,191)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	147,498
Proceeds from issuance of ordinary shares related to exercise of stock awards	4,162	5,805
Proceeds from issuance of ordinary shares related to employee stock purchase plan	4,648	4,738
Repayment of borrowings	(660)	(203)
Net cash from financing activities	8,150	157,838
Net decrease in cash and cash equivalents	(24,587)	141,130
Cash and cash equivalents at beginning of the period*	177,075	34,104
Effect of exchange rate changes on cash and cash equivalents	10,367	1,841
Cash and cash equivalents at end of the period	$162,855	$177,075

*Certain prior year financial information has been reclassified to conform with current year presentation.

TALEND S.A.
GAAP to non-GAAP Reconciliation
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit:	$62,353	$52,281	$224,323	$186,981

GAAP subscriptions gross profit:	$61,172	$51,141	$221,427	$184,791
Share-based compensation expense	924	814	3,516	3,115
Non-GAAP subscriptions gross profit	$62,096	$51,955	$224,943	$187,906

GAAP professional services gross profit:	$1,181	$1,140	$2,896	$2,190
Share-based compensation expense	513	530	1,902	2,132
Non-GAAP professional services gross profit	$1,694	$1,670	$4,798	$4,322

Non-GAAP gross profit:	$63,790	$53,625	$229,741	$192,228

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses:	$(78,838)	$(61,899)	$(295,165)	$(245,505)

GAAP sales and marketing:	$(42,082)	$(35,587)	$(160,552)	$(138,015)
Share-based compensation expense	4,130	2,564	14,367	10,227
Other expenses	—	—	716	—
Non-GAAP sales and marketing	$(37,952)	$(33,023)	$(145,469)	$(127,788)

GAAP research and development:	$(19,094)	$(16,030)	$(69,503)	$(63,017)
Share-based compensation expense	2,761	2,255	9,846	10,353
Amortization of acquired intangible assets	934	908	3,675	3,644
Other expenses	—	—	664	—
Non-GAAP research and development	$(15,399)	$(12,867)	$(55,318)	$(49,020)

GAAP general and administrative:	$(17,662)	$(10,282)	$(65,110)	$(44,473)
Share-based compensation expense	5,678	1,344	17,962	7,965
Amortization of acquired intangible assets	138	413	1,375	1,651
Other expenses	—	—	440	—
Non-GAAP general and administrative	$(11,846)	$(8,525)	$(45,333)	$(34,857)

Non-GAAP operating expenses:	$(65,197)	$(54,415)	$(246,120)	$(211,665)

TALEND S.A.
GAAP to non-GAAP Reconciliation
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of GAAP operating loss to non-GAAP operating loss:
GAAP operating loss:	$(16,485)	$(9,618)	$(70,842)	$(58,524)
Share-based compensation expense	14,006	7,507	47,593	33,792
Amortization of acquired intangible assets	1,072	1,321	5,050	5,295
Other expense	—	—	1,820	—
Non-GAAP operating loss:	$(1,407)	$(790)	$(16,379)	$(19,437)

Reconciliation of GAAP net loss to non-GAAP net loss:
GAAP net loss:	$(19,590)	$(11,689)	$(79,582)	$(61,469)
Share-based compensation expense	14,006	7,507	47,593	33,792
Amortization of acquired intangible assets	1,072	1,321	5,050	5,295
Other expense	1,423	1,123	7,161	1,534
Non-GAAP net loss:	$(3,089)	$(1,738)	$(19,778)	$(20,848)

GAAP and non-GAAP weighted-average shares outstanding	31,876	30,886	31,535	30,563

GAAP loss per share:	$(0.61)	$(0.38)	$(2.52)	$(2.01)
Non-GAAP loss per share:	$(0.10)	$(0.06)	$(0.63)	$(0.68)

Free cash flow:
Net cash used in operating activities	$(2,925)	$1,889	$(25,909)	$(14,517)
Less: Acquisition of property and equipment	1,176	127	6,828	2,191
Free cash flow	$(4,101)	$1,762	$(32,737)	$(16,708)

	Three Months Ended December 31,
Constant currency reconciliation:	2020	2019
Subscriptions revenue as reported	$71,756	$59,615
Conversion impact U.S. dollar/other currencies	(2,088)	—
Subscriptions revenue on constant currency basis	$69,668	$59,615